Exhibit 99.1

For more information contact:

Molly Plyler The Blueshirt Group 415-217-7722 molly@blueshirtgroup.com
Synaptics Reports Record Revenue and Profits in Second
Quarter of Fiscal 2008
Santa Clara, CA — January 24, 2008 — Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the second quarter ended December 31, 2007. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented.
Net revenue for the second quarter of fiscal 2008 was a record $98.7 million, an increase of approximately 30% over $76.1 million for the second quarter of fiscal 2007. Net income for the second quarter of fiscal 2008 was a record $14.2 million, or $0.50 per diluted share, compared with net income of $9.3 million, or $0.32 per diluted share, for the second quarter of fiscal 2007, which included a non-recurring restructuring charge of $915,000. Net income, excluding share-based compensation, was $17.0 million, or $0.60 per diluted share, for the second quarter of fiscal 2008, compared with $13.0 million, or $0.44 per diluted share, for the second quarter of fiscal 2007, which excludes the non-recurring restructuring charge.
“We are pleased to have delivered record revenue and profits in the second quarter and first half of fiscal 2008 as we experienced strong year-over-year growth across all of our target markets. Synaptics has helped lead the way as touch interfaces have been adopted across a wide variety of consumer electronics devices, and our results demonstrate solid execution and the success of our diversification strategy,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “Despite concerns regarding the current outlook for consumer spending, we believe that we are well positioned to take advantage of the positive long-term trends for emerging digital life style products focused on mobility, connectivity, feature-rich applications, and ease of use.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “It is clear that issues concerning the economy are impacting the general business outlook and the behavior of our customers. Given the 34% decline in our backlog exiting the December quarter to $37.5 million and recent reductions in customers’ forecasts, our current revenue outlook for the March quarter is in the range of $76 to $82 million, representing an 18% to 27% increase over the comparable period last year. Looking out to the June quarter, we currently anticipate sequential revenue growth in the range of 11% to 19% relative to the mid-point of our March quarter outlook. Despite uncertainty in the market, Synaptics is on track to exceed the 25-30% revenue growth outlook for fiscal 2008 that we provided entering the fiscal year, along with record profitability.”
Earnings Call Information
The Synaptics second quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 24, 2008, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial
800-218-0530 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad™, Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating our business, we consider and use net income per share excluding share-based compensation and non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and non-recurring items is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income. We present net income excluding share-based compensation and non-recurring items because we consider it an important supplemental measure of our performance. We believe this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and non-recurring items. Net income excluding share-based compensation and non-recurring items has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue, revenue growth rates and anticipated customer orders in the third and fourth quarters of fiscal 2008; its beliefs regarding the markets it serves; its position and opportunities in those markets; its assessment of market demands and trends in target markets; and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2007. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2007	2007
Assets
Current assets:
Cash and cash equivalents	$130,000	$45,915
Short term investments	156,315	219,102

Total cash, cash equivalents, and short-term investments	286,315	265,017
Receivables, net of allowances of $364 and $419, respectively	66,914	56,721
Inventories	20,147	12,034
Prepaid expenses and other current assets	13,518	4,245

Total current assets	386,894	338,017
Property and equipment, net	20,837	19,400
Goodwill	1,927	1,927
Other assets	6,353	13,968

Total assets	$416,011	$373,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,384	$21,552
Accrued compensation	5,262	5,372
Income taxes payable	4,274	3,400
Other accrued liabilities	8,032	6,272
Note payable	—	1,500

Total current liabilities	36,952	38,096
Convertible senior subordinated notes	125,000	125,000
Other liabilities	14,620	2,129
Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 31,109,034 and 29,666,660 shares issued, respectively	31	30
Additional paid in capital	209,408	180,746
Less: 4,088,100 and 3,588,100 treasury shares, respectively, at cost	(91,296)	(72,345)
Retained earnings	125,253	99,795
Accumulated other comprehensive loss	(3,957)	(139)

Total stockholders’ equity	239,439	208,087

Total liabilities and stockholders’ equity	$416,011	$373,312

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net revenue	$98,650	$76,087	$185,342	$130,902
Cost of revenue (1)	57,605	45,696	108,833	78,116

Gross margin	41,045	30,391	76,509	52,786
Operating expenses
Research and development (1)	11,693	9,958	22,095	19,146
Selling, general, and administrative (1)	11,415	8,927	22,165	16,728
Restructuring costs	—	915	—	915

Total operating expenses	23,108	19,800	44,260	36,789

Operating income	17,937	10,591	32,249	15,997
Interest income	3,013	2,978	6,008	5,517
Interest expense	(449)	(488)	(924)	(975)
Gain on settlement of debt	—	—	2,689	—
Impairment of investment	—	—	(4,000)	—

Income before income taxes	20,501	13,081	36,022	20,539
Provision for income taxes (2)	6,305	3,740	10,564	7,071

Net income	$14,196	$9,341	$25,458	$13,468

Net income per share:
Basic	$0.53	$0.37	$0.96	$0.53

Diluted	$0.50	$0.32	$0.91	$0.48

Shares used in computing net income per share:
Basic	26,827	25,568	26,519	25,359

Diluted	28,320	29,692	28,020	29,468

(1) Includes share-based compensation charges of:
Cost of revenue	$350	$185	$589	$332
Research and development	1,588	1,439	2,759	2,474
Selling, general, and administrative	2,547	2,284	4,466	4,203

	$4,485	$3,908	$7,814	$7,009

(2) Includes tax benefit for share-based compensation charges of:
	$1,676	$1,098	$3,373	$1,879

Non-GAAP net income per share
Basic	$0.63	$0.51	$1.20	$0.77

Diluted	$0.60	$0.44	$1.14	$0.67

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Numerator:
Basic net income	$14,196	$9,341	$25,458	$13,468
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	—	266	—	532

Diluted net income	$14,196	$9,607	$25,458	$14,000

Denominator:
Shares, basic	26,827	25,568	26,519	25,359
Effect of dilutive share-based awards	1,432	1,650	1,501	1,635
Effect of convertible notes	61	2,474	—	2,474

Shares, diluted	28,320	29,692	28,020	29,468

Net income per share:
Basic	$0.53	$0.37	$0.96	$0.53

Diluted	$0.50	$0.32	$0.91	$0.48

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$14,196	$9,341	$25,458	$13,468
Non-GAAP adjustments:
Gain on settlement of debt, net of tax	—	—	(2,078)	—
Impairment of investment, net of tax	—	—	4,000	—
Restructuring costs (net of tax)	—	890	—	890
Share-based compensation (net of tax)	2,809	2,810	4,441	5,130

Non-GAAP basic net income	17,005	13,041	31,821	19,488

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	—	266	—	532

Non-GAAP diluted net income	$17,005	$13,307	$31,821	$20,020

Denominator:
Shares, basic	26,827	25,568	26,519	25,359
Effect of dilutive share-based awards	1,432	1,973	1,501	1,892
Effect of convertible notes	61	2,474	—	2,474

Shares, diluted	28,320	30,015	28,020	29,725

Non-GAAP net income per share:
Basic	$0.63	$0.51	$1.20	$0.77

Diluted	$0.60	$0.44	$1.14	$0.67